UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

Quantum Cyber N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-41010	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Belvedere Road Suite 500, West Palm Beach, FL 33406

(Address of Principal Executive Offices) (Zip Code)

+1 (561) 562-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Ordinary Shares, nominal value €0.01 per share	QUCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Advisory Agreement

In connection with entry into the License Agreement (as defined below), on May 12, 2026 (the “Effective Date”), Quantum Cyber N.V. (the “Company”) entered into that certain Advisory Agreement (the “Agreement”) with Alexander Gurevich (the “Advisor”), pursuant to which the Company engaged Mr. Gurevich to serve as an independent advisor to the Company.

Under the terms of the Agreement, the Advisor agrees to attend four advisory meetings per year and to devote appropriate time and attention to advising the Company on strategic transactions. The term of the Agreement shall be twelve months from the Effective Date, provided that certain covenants of the parties relating to confidentiality, non-solicitation, among others, shall survive the term of the Agreement. The Company may terminate the Agreement with at least ten days prior written notice to the Advisor.

Pursuant to the Agreement, in consideration for the services rendered, the Company has agreed to issue to the Advisor 5,000,000 restricted shares of the Company’s ordinary shares, at a price per share of $0.40, the closing price on the date the Board of Directors approved the Agreement, as well as reimbursement for all reasonable business travel expenses previously authorized in writing by the Company and incurred by the Advisor in connection with his duties.

The Agreement also contains customary provisions including non-solicitation, a non-circumvention and confidentiality.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Intellectual Property License Agreement

On May 12, 2026, the Company entered into an Intellectual Property License Agreement (the “License Agreement”) with BP United Inc., a Delaware corporation (“BP United”), pursuant to which BP United has granted to the Company an exclusive, sublicensable, perpetual, and fully paid-up worldwide license under certain intellectual property owned or controlled by BP United (the “Licensed Technology”), including patents, patent applications, trademarks, trade secrets, know-how, and other technology, to make, have made, use, offer to sell, sell, import, and otherwise exploit products and services incorporating the Licensed Technology (the “Licensed Products”). The Licensed Technology is applicable to multiple fields of use and applications, including, without limitation, drones, cyber technology, and other applications as the Company may determine.

The license granted under the License Agreement is not limited to any specific field of use, application, or industry. BP United has agreed not to, and not to grant others the right to, make, use, offer to sell, sell, import, or otherwise exploit Licensed Products or Licensed Technology during the term of the License Agreement worldwide. The Company may grant sublicenses under the license through multiple tiers, to any of its affiliates, subsidiaries, or third parties, at the Company’s sole discretion.

As consideration for the license and rights granted under the License Agreement, and subject to the satisfaction of certain conditions precedent, the Company has agreed to pay to BP United: (a) Five Million US Dollars ($5,000,000) in cash; and (b) 20,000,000 shares of common stock of the Company (the “Licensor Consideration Shares”), in the form of restricted stock with a six-month lock-up period and a five percent (5%) average weighted volume restriction, issued at a price per share equal to the closing price on the date prior to the effective date of the License Agreement. The Licensor Consideration Shares will be issued pursuant to a securities purchase agreement between the Company and BP United in substantially the form attached to the License Agreement, to be entered into upon satisfaction of the conditions precedent set forth in the License Agreement. The Company’s obligation to pay the foregoing consideration is subject to certain conditions precedent, including the completion of intellectual property due diligence to the Company’s satisfaction in its sole discretion, the filing and acceptance by the United States Patent and Trademark Office of any corrective filings requested by the Company, the execution of the applicable securities purchase agreements, and the continued effectiveness of an Advisory Agreement (as described below). If such conditions precedent are not satisfied within ninety (90) days of the effective date of the License Agreement, the Company may terminate the License Agreement and the Supply Agreement (as described below) without any obligation to pay the consideration described above.

The License Agreement is effective in perpetuity unless earlier terminated. The Company may terminate the License Agreement at any time without cause upon thirty (30) business days’ written notice. Either party may terminate for material breach upon ninety (90) days’ written notice (subject to cure). In the event of termination by the Company for BP United’s material breach, the Company may elect to retain all rights and licenses on a fully paid-up, perpetual, irrevocable basis, and BP United is required to cooperate in a technology transfer.

BP United has represented and warranted, among other things, that the Licensed Technology is not in development and is ready for commercialization as of the effective date, and that BP United has not withheld any information material to the commercial readiness of the Licensed Technology.

The License Agreement also contains customary representations and warranties, indemnification provisions (including IP infringement indemnification by BP United), confidentiality obligations, patent prosecution and enforcement provisions, and intellectual property protection under Section 365(n) of the U.S. Bankruptcy Code.

In connection with the License Agreement, the Company and BP United intend to enter into a Commercial Supply Agreement (the “Supply Agreement”). Under the Supply Agreement, BP United is the exclusive manufacturer and supplier of products incorporating the Licensed Technology (the “Products”) to the Company. The Company has agreed to purchase its requirements of Products exclusively from BP United, except following an Inability to Supply Event (as defined in the Supply Agreement), in which case the Company may, in its sole discretion, manufacture or have manufactured the Products using the Licensed Technology without limitation.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which is filed hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective as of May 13, 2026, to fill vacancy in the composition of the Board of Directors (the “Board”), the Board of the Company appointed Peter O’Rourke to serve as a director until the annual general meeting of the Company to be held in 2027 or until Mr. O’Rourke’s successor is duly elected and qualified, or his earlier death, resignation or removal. Mr. O’Rourke has not yet been appointed to serve on any committee of the Board. Mr. O’Rourke will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2026.

Peter O’Rourke has served as a director of the Board since May 2026. Mr. O’Rourke has served as Managing Partner at TCI Partners, a consulting firm focused on healthcare, aerospace and the public sector, from December 2018 to present. From November 2020-July 2022, Mr. O’Rourke was President and Director for Western Magnesium Corporation where he created the U.S. operations strategy and team during the technology pilot phase of the company, and led enterprise and defense business development, government affairs, and communications. From January 2017 to December 2018, Mr. O’Rourke served as the Acting Secretary and Chief of Staff of the Department of Veteran Affairs. From May 2015 to July 2016, Mr. O’Rourke served as a principal of Calibre Systems, Inc., a consulting firm. Mr. O’Rourke also served in both the U.S. Navy and Air Force. From June 2021 to July 2025 Mr. O’Rourke served as the Chairman of the Board of Directors for NorthView Acquisition Corporation. Since July 2025, Mr. O’Rourke has been the Lead Independent Director and Chairman of the Nominations and Governance Committee of ProFusa, Inc., and he has served as Director for AXIM Biotechnologies from July 2020 to present. Mr. O’Rourke received a Bachelor of Arts in Political Science from the University of Tennessee in Knoxville as well as a Master of Science in Logistics and Supply Chain Management from the United States Air Force’s Institute of Technology.

There are no arrangements or understandings between Mr. O’Rourke and any other person pursuant to which Mr. O’Rourke was named a director of the Company. Mr. O’Rourke does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Advisory Agreement, dated as of May 12, 2026, by and between Quantum Cyber N.V. and Alexander Gurevich.
10.2*	Intellectual Property License Agreement, dated as of May 12, 2026, by and between BP United, Inc. and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Cyber N.V.

	By:	/s/ William Caragol
	Name:	William Caragol
	Title:	Chief Financial Officer

Dated: May 18, 2026

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